UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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Masimo Corporation

(Name of Registrant as Specified In Its Charter)

POLITAN CAPITAL MANAGEMENT LP
POLITAN CAPITAL MANAGEMENT GP LLC
POLITAN CAPITAL PARTNERS GP LLC
POLITAN CAPITAL NY LLC
POLITAN INTERMEDIATE LTD.
POLITAN CAPITAL PARTNERS MASTER FUND LP
POLITAN CAPITAL PARTNERS LP
POLITAN CAPITAL OFFSHORE PARTNERS LP
QUENTIN KOFFEY
MATTHEW HALL
AARON KAPITO
MICHELLE BRENNAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 30, 2023, Politan Capital Management LP, a Delaware limited partnership (“Politan”) posted the following presentation, or portions thereof, to the website, at www.AdvanceMasimo.com (the “Site”) and such presentation posted to the Site is filed herewith. Politan or its fellow participants in the proxy solicitation may publish the presentation, or portions thereof, on the Site relating to Masimo Corporation (the “Company”), and they may otherwise from time to time distribute the presentation or portions thereof.

New Directors Are Needed At Masimo May 2023 www.advancemasimo.com

Disclaimer This presentation and any of the information contained herein (this "Presentation") is for discussion and general informational purposes only and is not complete . This Presentation does not have regard for the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this Presentation, and should not be taken as advice on the merits of any investment decision . This Presentation is not an offer to sell or the solicitation of an offer to buy interests in any fund, account or investment vehicle managed by Politan Capital Management (together with its affiliates, "Politan") and is being provided to you for informational purposes only . The views expressed herein represent the opinions of Politan, and are based on publicly available information with respect to Masimo Corp . ("Masimo", "MASI", or the "Company") . Certain financial information and data used herein have been derived or obtained from public filings, including filings made by the Company with the Securities and Exchange Commission ("SEC") and other sources . Certain statements and information included herein have been sourced from third parties . Politan does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information . Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties . Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein . No warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate . No contract, agreement, arrangement, commitment, relationship or understanding exists or shall be deemed to exist between or among Politan and any third party or parties by virtue of furnishing this Presentation . Except for historical information contained herein, the matters addressed in this Presentation are forward - looking statements that involve certain risks and uncertainties . Specific forward - looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may", "will", "expects", "believes", "anticipates", "plans", "estimates", "projects", "targets", "forecasts", "seeks", "could", "should", or the negative of such terms or other variations on such terms or comparable terminology . Similarly, statements that describe our objectives, plans or goals are forward - looking . Forward - looking statements are subject to various risks and uncertainties and assumptions . There can be no assurance that any idea or assumption herein is, or will be proven, correct . If one or more of the risks or uncertainties material, or if Politan's underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements . Accordingly, forward - looking statements should not be regarded as a representation by Politan that the future plans, estimates or expectations contemplated will ever be achieved . There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein . This Presentation does not recommend the purchase or sale of any security . Politan reserves the right to change any of its opinions expressed herein at any time as it deems appropriate . Politan disclaims any obligation to update the information or expressed opinions contained herein . Under no circumstances is this Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security . All registered or unregistered service marks, trademarks, and trade names referred to in this Presentation are the property of their respective owners, and Politan's use herein does not imply an affiliation with, or endorsement by, the owners of such service marks, trademarks and trade names . Politan strongly advises all stockholders of Masimo to read the definitive proxy statement, any amendments or supplements to such proxy statement and other proxy materials filed by Politan with the SEC as they become available because they will contain important information . Such proxy materials will be available at no charge on the SEC’s website at www . sec . gov . The definitive proxy statement and other relevant documents, are also available on www . AdvanceMasimo . com and the SEC website, free of charge, or by directing a request to the Participants’ (as defined below) proxy solicitor, D . F . King & Co . , Inc . , 48 Wall Street, 22 nd Floor, New York, New York 10005 (stockholders can call toll - free : + 1 (866) 620 - 9554 ) . The Participants (the “Participants”) in the solicitation are Politan, Politan Capital Management GP LLC, Politan Capital Partners GP LLC, Politan Capital NY LLC, Politan Intermediate Ltd . , Politan Capital Partners Master Fund LP, Politan Capital Partners LP, Politan Capital Offshore Partners LP, Quentin Koffey, Matthew Hall, Aaron Kapito and Michelle Brennan . 2

Shareholder Nominees Can Fix Masimo’s Broken Governance and Restore Focus On Profitable Growth 3 Change is Needed at Masimo • Masimo’s broken corporate governance has resulted in a deeply discounted valuation and an inability to profitably innovate and grow. • We have tried to engage constructively for the past nine months, but the Board’s remarkably hostile response is consistent with its history of failed governance. Shareholder Nominees Can Help Refresh Governance, Discipline Cap Allocation, and Refocus Strategy • Michelle Brennan is an accomplished healthcare executive with over 30 years of experience at Johnson & Johnson. She brings deep experience in medical devices and a successful track record of new product innovation, strategy implementation, and scaling businesses. • Quentin Koffey (Managing Partner of Politan, which owns 9% of Masimo) brings to the Board a much - needed shareholder perspective as well as experience from dozens of collaborative engagements focused on improving capital allocation, refocusing strategy, and reforming corporate governance.

Politan Owns 9% of Masimo: We Are Long-Term Focused and Constructive in Our Engagement

ADVANCE MASIMO

~$800M investment makes us one of Masimo's largest shareholders.

- We are long-term focused with the substantial majority of our capital committed for at least three years. We do not use leverage.
- Our extensive due diligence utilizes operating partners, consultants, and law firms.
- We seek to engage constructively with management teams and Boards of Directors to unlock long-term value through strategic, operational, and governance changes.
- Our firm was started in August 2021 and the investment partners have 35+ years of experience at prior firms including Elliott Management and The D. E. Shaw Group.
- We have substantial experience engaging productively for the benefit of all shareholders, having placed ~30 directors on public boards — primarily through cooperation agreements.

CENTENE Corporation | CoreLogic | LP | BUNGE | LOWE'S | EQT | MARATHON | HESS

"

Politan's style is to amicably and quietly work with management to achieve its objectives. They do not send angry public letters, and they do not seek proxy fights. However, they will also not back down from a proxy fight if their hand is forced…Koffey has created significant value for shareholders at companies like Lowe's… As board members, Politan could be very helpful to both management and shareholders in pursuing strategic projects. They will listen to management with an open mind, and if they agree with a project their support would give management cover with other shareholders to pursue it. However, at the end of the day they are economic animals and will do what is best for shareholders — if management cannot justify a project, Politan will be there to protect shareholder value."

Ken Squire

13D Monitor CNBC

"

[V]eteran activist.. [who] prefers to work privately with management before releasing public letters critiquing companies or pursing proxy fights."

Presentation to Masimo on Politan, Aug 2022

Morgan Stanley

4

Change Is Warranted
Shareholder Nominees Can Help to Deliver Change

ADVANCE MASIMO

1	Collapse in Valuation Revealed Crisis of Confidence	• Unprecedented valuation collapse (5x purchase price) reveals crisis of confidence in Board oversight. • TSR has significantly underperformed peers across 1-, 3-, and 5-years by ~20% to over 100%. • Politan's engagement and successful litigation have driven positive stock reaction.
2	Undisciplined Capital Allocation & Unfocused Strategy	• Masimo's core business funds over ($100M) of annual EBITDA losses in adjacent markets. • These adjacent efforts have missed revenue targets by 50+% and caused ROIC to decline by 30%. • Company is accelerating new product launches into more competitive markets further from core skills. • Result is $5.5B discount to valuation today (62% of market capitalization).
3	Broken Corporate Governance	• Masimo is a governance outlier: bottom 0.1% Say-on-Pay votes, bottom 2% director votes. Delaware judge called CEO agreement "astounding, "truly remarkable," and indicated it "amounts to abdication." • Employment agreement guarantees CEO ~$600M and acts as a "poison pill" forbidding shareholders from replacing 1/3rd of the Board (we believe illegally), CEO annual pay is ~2x peers, annual side payment to CEO-owned Cercacor is $17M, CEO's family has controlled Masimo's corporate charity and regularly donated to personal causes. Prior to Politan 13D, Board entertained granting CEO an "Elon Musk deal." • Independent directors have never purchased stock during tenure, not even after valuation collapsed.
4	History Repeats: Board Undermines Shareholders	• Board refused to ever meet Politan and instead adopted bylaws designed to block shareholder nominations as majority of Board stated they thought Politan would win if a proxy contest held. • Just as Board approved ~$600M strict single trigger windfall to CEO only months after settling shareholder governance suit (later made permanent) and never complied with prior 2015 commitment to expand Board to seven, it is already undermining March 23rd governance 'concessions' to shareholders.
5	Shareholder Nominees Can Advance Masimo	• Shareholder nominees, Michelle Brennan and Quentin Koffey, have the skills, experience, and shareholder alignment to refresh governance, bring discipline to capital allocation, and refocus strategy. • Shareholders may not have chance to effectuate meaningful change ever again: we spent $15M to remove bylaws and secure waivers to Mr. Kiani's "poison pill" agreement. No one is likely to ever try again.

See rest of presentation for sourcing and calculations.

5

6 Change Is Warranted Collapse in Valuation Revealed Crisis of Confidence 1 Undisciplined Capital Allocation & Unfocused Strategy 2 Broken Corporate Governance 3 History Repeats: Board Undermines Shareholders 4 Advance Masimo by Electing Shareholder Nominees 5

Section 1: Collapse in Valuation Revealed Crisis of Confidence

Unprecedented Collapse in Value Reveals a Crisis of Confidence in Masimo's Board

ADVANCE MASIMO

Masimo's valuation collapsed by 5x the Sound United purchase price due to fears of further potential destruction of shareholder value – a crisis of confidence in governance, not merely a controversial deal:

- Historical average move is 3% upon announcement of an acquisition.
- Declining by 5x the purchase price is 3x the second-worst decline by a company and is a 19x standard deviation move.
- Declining by $4B in excess of purchase price reveals fundamental concern that Board will not stop future value destruction.

Collapse in Masimo Stock Price



$240
$220
$200
$180
$160
$140
$120
$100
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
Deal Announced
$5B reduction in market capitalization
Politan files 13D
Politan acquires 9%

"Once there's a precedent, people believe that... the thing may repeat... There were investors who expressed serious concern over the capital allocation decision and wondered how it could be justified."

Eli Kammerman, Masimo IR, Deposition, Jan 23

MASIMO

"If the market hated the deal, you would just write off $1B, but they wrote off $5B."(1)

Sep 22

WOLFE RESEARCH

Bloomberg.
1. Wolfe research webcast on September 16th, 2022.

7

Many Longtime Shareholders Exited Their Investments in Masimo 8 Section 1 : Collapse in Valuation Revealed Crisis of Confidence Bloomberg . 1. Calculated as the number of beginning top 20 shareholders (excluding Mr . Kiani) who reduced initial position by > 85 % over subsequent two quarter period . 2. Compares top 20 shareholders exiting Masimo post - Sound United with the average top 20 shareholders exiting Masimo over two quarters for the preceding three years prior to Sound United . 3. Compares top 20 shareholders exiting Masimo to the average top 20 shareholders exiting proxy peers over the two quarters post - Sound United . 7 of the top 20 shareholders exited following the acquisition of Sound United. (1) Average holding period of exiting shareholders was 6 years. Top shareholders exited at 11x normal levels. (2) Exiting not explained by market trends as Masimo shareholders exited at 6x peer levels. (3)

Section 1: Collapse in Valuation Revealed Crisis of Confidence

Why a Crisis of Confidence?
Masimo's Governance Is an Extraordinary Outlier…

ADVANCE MASIMO

~$600M Payment to Mr. Kiani Upon Governance Changes

- Delaware Judge called it "astounding" and "amounts to abdication" of Board's fiduciary duties.

CEO Change in Control Payments vs S&P 1500



700
600
500
400
300
200
100
0
# of Companies
Avg $31M
Masimo 20X
S&P 1500 Average
~$600M
$M

Board Ignores Votes Against Compensation Practices

- Failed Say-on-Pay 6 of the last 12 years; bottom 1% of the Russell 3000 for Say-on-Pay results.

Say-on-Pay Votes In-Favor Since 2011 vs Russell 3000



160
140
120
100
80
60
40
20
0
# of Companies
Masimo
Bottom 1st
Percentile
Percentile Russell 3000

Board Ignores Votes Against Directors and Reneges on Commitments

- Bottom 2% of the Russell 3000 for votes against directors.
- Undermined 2015 governance agreement to expand Board to seven.

Director Votes In-Favor vs Russell 3000



250
200
150
100
50
0
# of Companies
Masimo
Bottom 2nd
Percentile
Percentile Russell 3000

Company filings, expert report of James Reda of Gallagher's Human Resources & Compensation Consulting practice, and ISS Corporate Solutions voting data. Calculations exclude Mr. Kiani's stake, as provided by Company's annual proxy statement. If Mr. Kiani's stake were included, votes against directors would instead be in the bottom 3rd percentile.

9

Section 1: Collapse in Valuation Revealed Crisis of Confidence

…And Mr. Kiani's Employment Agreement Functions as a Poison Pill to Thwart Shareholders

ADVANCE MASIMO

Employment Agreement

- ~$600M payment to Mr. Kiani ensures:
  - Shareholders cannot replace more than 1/3rd of Board.
  - No Lead Independent Director.
  - Mr. Kiani must be CEO & Chairman.
  - Agreement renews forever.

> "
> [Triggering the Special Payment is] "a very scary prospect for me in that it's a lot of shares and a lot of dollars…
> I thought the employment agreement that existed alone was a sufficient poison pill and it was surprising to me that anyone would want two board seats…"
>
> Director Mikkelson, Deposition, Jan 2023
>
> Masimo

Cercacor Licensing Agreement

- Mr. Kiani is Chairman, CEO, and majority owner of Cercacor.
- Cercacor controls intellectual property licensed in Masimo's Rainbow products.
- If for any reason Mr. Kiani is not Chairman & CEO of Masimo, then minimum royalty payment of $17M per year is payable.
- For years, this functioned as a second poison pill.

As a result…

Masimo has long been viewed as a controlled company that does not need to listen to its shareholders due to Mr. Kiani's compensation agreement.

But Politan, through litigation, has secured limited waivers exclusively for this year's 2023 AGM.

Company filings.

10

Board Believed They Would Lose a Proxy Fight… …so Deployed Entrenchment Tactics and Attacked Refused to meet with Politan (not even once) Adopted bylaws to stop shareholder vote Deployed harassment and pressure tactics against Politan & Politan investors After losing in Court, announced governance half - measures while simultaneously undermining them Board Knew Shareholders Were Frustrated so Attempted to Block Shareholder Nominations 11 Section 1 : Collapse in Valuation Revealed Crisis of Confidence We’re likely to lose the proxy fight [with Politan], I thought.” Mr. Kiani, Deposition, Jan 23 “ [Q]You also said [to the Board] that you assume that Politan might win a proxy contest? Yeah, I did say that [to the Board] at some point.” Director Mikkelson, Deposition, Jan 23 “ [T]here would likely be a proxy contest… and we’d likely lose, but there would be a proxy contest.” Director Shimer, Deposition, Jan 23 “

Section 1: Collapse in Valuation Revealed Crisis of Confidence

Despite Intense Criticism of Board's Behavior … Only Removed Bylaws to Delay Trial on CEO Pay

ADVANCE MASIMO

"

MFA Submits Amicus Curiae Brief…

(Masimo's) provisions are designed to discourage investor engagement that would strengthen corporate governance by forcing the disclosure of proprietary and sensitive confidential information.." – MFA

"

Masimo serves Politan a scalding hot cup of Koffey

At the end of the day, however, we see a company that has attempted to throw up a roadblock against some bogeyman that doesn't exist. Investors know who Koffey is and understand that he isn't some nefarious character working on behalf of a shady foreign government. Or trying to steal the secret recipe to MASI's pulse oximeters. He's an investor, not a spy." – GH Gordon Haskett Research Advisors

"

Bloomberg: Money Stuff

"Except that now Masimo wants to force activists to disclose their investors, so that it can pressure those investors to stop supporting activism, so that there will be less activism. And, as Politan says, 'one would reasonably expect' this sort of bylaw 'to be broadly adopted by public companies,' since no public company really wants to get into a proxy fight if it doesn't have to. So the result would be that it's a lot harder to run an activist fund." – **Bloomberg**

"

MASI Is Embarrassing

Based on our knowledge of MASI, from its own documents and Politan's, it has among the worst corp gov and shareholder engagement policies and practices anywhere… the flimsy rationale of conforming bylaws to UPC conceals a concerted effort to disenfranchise a shareholder that evidently attempted to comply in good faith with some of the most onerous requirements around, merely to complete the first step, nominating director candidates." – TAI The Activist Investor

"

Corporate tactic to unmask activist hedge fund investors faces key Delaware hearing

But in a client alert issued last month, Sidley Austin – which, keep in mind, bills itself as a specialist in helping companies defend against activist hedge funds – said that Masimo was 'flying close to the sun' and risked 'undermining reasonable and appropriate advance notice bylaws." – REUTERS

"

Delaware judge rejects early unmasking of activist fund investors in proxy bylaw fight

In a big win for activist investors, hedge fund Politan Capital Management LP has shut down an attempt by medical device maker Masimo Corp to use the litigation discovery process to unmask Politan's investors." – REUTERS

"

A fight for the boardroom of America

When you've found a corporate defense that makes Wachtell uneasy, you've overshot… The Delaware court has to balance two things: giving corporate managers the freedom to run their business, and ensuring accountability and reasonable access to the ballot for shareholders. This bylaw will kill the latter, and goes too far in the tug-of-war between management and shareholders." – SEMAFOR

"

The gloves come off at Masimo

(T)he big reason why a settlement isn't near is Kiani doesn't want an outsider upsetting his semi-private fiefdom. From our airborne viewing spot at 30K feet, that is what is going on here." – GH Gordon Haskett Research Advisors

"

Masimo, after ditching dicey 'advance notice' bylaw, still faces CEO pay trial

Cook said multiple prongs of the (change of control) provision -- including its lack of an end date aside from Kiani's death; the quick trigger if only one-third of the board changed hands or if the board named someone other than Kiani 'lead director'; and the board's inability to block the payout once the clause was triggered – were 'astounding' and 'truly amazing.'" – REUTERS

Despite months of intense criticism, Board only removed bylaws in last ditch effort to delay trial on CEO compensation agreement.

12

Section 1: Collapse in Valuation Revealed Crisis of Confidence

Against Any Relevant Set of Peers Masimo Has Substantially Underperformed

ADVANCE MASIMO

Masimo

As of Unaffected Date August 15th, 2022

Total Shareholder Return Performance vs.

	1 Year	3 Years	5 Years
Bloomberg Peers[1]	(62%)	(133%)	(22%)
Proxy Peers[2]	(18%)	(19%)	(53%)
Proxy Peers with Same Growth Profile[3]	(27%)	(82%)	(171%)
Medical Devices Index[4]	(28%)	(34%)	(24%)
Comparable Business Quality Peers[5]	(17%)	(47%)	(85%)
Sell-Side Peers[6]	(33%)	(37%)	(72%)

Bloomberg data as of August 15th, 2022, date Politan filed 13D.

1. Bloomberg Peers include: SWAV, INSP, PEN, GMED, NARI, IRTC, ENOV, AXNX, ITGR , ATRC.
2. 2022 Proxy Peers include: ABMD, ALGN, COO, XRAY, DXCM, GMED, HAE, HOLX, PODD, ICUI, IART, LIVN, NUVA, RMD, TDOC, TNDM, TFX, WST.
3. Proxy Peers with Same Growth Profile are 2022 Proxy Peers that have a 3-year forward sales CAGR exceeding 10% and includes ABMD, DXCM, HOLX, PODD, RMD, WST.
4. Dow Jones US Medical Equipment Index (selected by Masimo in their proxy statement).
5. Comparable Business Quality Peers include: EW, IDEXX, RMD, ISRG.
6. Sell-Side Peers are peers used for Wolfe Research healthcare segment valuation and include: ABT, BSX, EW, RMD, STE.

13

Section 1: Collapse in Valuation Revealed Crisis of Confidence

Politan's 13D, Engagement, and Success in Court Have Driven Positive Stock Reaction

ADVANCE MASIMO

"...it's almost exclusively the presence of Politan — ...[that has]...helped shares drift higher over the past several months, and it could very well be what keeps shares from moving materially lower..."

May 9, 2023
PIPER | SANDLER

Total Stock Return Before Politan 13D


120%
90%
60%
30%
0%
Masimo
Medical Devices Index
Proxy Peers
Bloomberg Peers

Relative Performance 8/15/19 to 8/15/22	Medical Devices Index	Proxy Peers	Bloomberg Peers
	(34%)	(19%)	(133%)

7 of Masimo's top 20 shareholders exited positions[(1)]

Total Stock Return After Politan 13D


20%
15%
10%
5%
0%
Masimo
Medical Devices Index
Proxy Peers
Bloomberg Peers

Relative Performance 8/16/22 to 5/8/23	Medical Devices Index	Proxy Peers	Bloomberg Peers
	16%	18%	16%

4 top shareholders materially added[(2)]

Bloomberg data. See prior page footnote for definition of peer sets. Total stock return after Politan 13D through May 8th, 2023 (up to 1Q23 earnings) to match quote above.

1. See page 8, footnote 1 for calculation methodology.
2. Defined as shareholders who were not in the top 20 as of Q2'22 (pre-Politan 13D) and entered top 20 two quarters later. These shareholders collectively increased their positions by 315% over that time.

14

Despite Outperformance From Politan Engagement Masimo Underperformance Remains Stark Despite Outperformance Following 13D… …Masimo Has Still Underperformed Peers Relative Performance 8/16/22 to 5/8/23 16% 18% 16% 15 Bloomberg data . Left : See prior page for description of total stock return after Politan 13 D . Right : Data through May 22 nd , 2023 , date upon which definitive proxy statement was filed . Given ~ 40 % decline in share price following Sound United acquisition ( 1 . 3 years ago), we show total stock return since the acquisition in place of 1 year so that measurement period is relevant . 1. Bloomberg Peers include : SWAV, INSP, PEN, GMED, NARI, IRTC, ENOV, AXNX, ITGR , ATRC . 2. 2022 Proxy Peers include : ABMD, ALGN, COO, XRAY, DXCM, GMED, HAE, HOLX, PODD, ICUI, IART, LIVN, NUVA, RMD, TDOC, TNDM, TFX, WST . 3. Proxy Peers with Same Growth Profile are 2022 Proxy Peers that have a 3 - year forward sales CAGR exceeding 10 % and includes ABMD, DXCM, HOLX, PODD, RMD, WST . 4. Dow Jones US Medical Equipment Index (selected by Masimo in their proxy statement) . 5. Comparable Business Quality Peers include : EW, IDEXX, RMD, ISRG . 6. Sell - Side Peers are peers used for Wolfe Research healthcare segment valuation and include : ABT, BSX, EW, RMD, STE . Section 1 : Collapse in Valuation Revealed Crisis of Confidence Sound United 1.3 Years 3 Years 5 Years Bloomberg Peers (1) (35%) (133%) (102%) As of May 22, 2023 Total Shareholder Return Performance vs. Proxy Peers (2) (15%) (42%) (3%) Proxy Peers with Same Growth Profile (3) (39%) (89%) (140%) Medical Devices Index (4) (23%) (65%) (9%) Comparable Business Quality Peers (5) (24%) (83%) (53%) Sell - Side Peers (6) (26%) (71%) (37%) 0% 5% 10% 15% 20% Masimo Medical Devices Index Proxy Peers Bloomberg Peers

16 Change Is Warranted Collapse in Valuation Revealed Crisis of Confidence 1 Undisciplined Capital Allocation & Unfocused Strategy 2 Broken Corporate Governance 3 History Repeats: Board Undermines Shareholders 4 Advance Masimo by Electing Shareholder Nominees 5

Sound United Acquisition Part of Masimo’s Intention to Accelerate Move Into Adjacent Markets Masimo’s valuation dropped $5B upon its $1B cash acquisition of Sound United • Acquisition of a consumer speaker business marked big strategy shift into the highly competitive consumer space against much larger competitors, such as Amazon, Apple, Google, and Samsung. • No example exists of a medical device company successfully entering the consumer market. • Mr. Kiani explained that Masimo acquired Sound United for distribution for new products: 17 Bloomberg . Section 2 : Undisciplined Capital Allocation & Unfocused Strategy $100 $120 $140 $160 $180 $200 $220 $240 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Politan files 13D Deal announced Politan acquires 9% $5B reduction in market capitalization Collapse in Masimo Stock Price Our portfolio of products for consumer health and wellness is expanding... Sound United unlocks access to large, well - established consumer channels… like Best Buy in the US and Euronics in Europe.” Mr. Kiani, Feb 22 “

Section 2: Undisciplined Capital Allocation & Unfocused Strategy

Masimo's Core Business Funds Entry Into Adjacent Markets—What Mr. Kiani Calls His "Second Act"

ADVANCE MASIMO

	Business	Description	'23 Guidance Mid-Point[1] Revenue	'23 Guidance Mid-Point[1] EBITDA
	SET (Core) & Rainbow	Pulse Oximetry Co-Oximetry Hemodynamics	$1,297M	$540M
Adjacent Market Efforts ("Second Act")	Advanced Parameters (ROOT)	Capnography & Gas Monitoring (Nomoline) Brain Monitoring (Sedline & O3) Hospital Automation Telemonitoring & Telehealth	$160M	($37M)
Adjacent Market Efforts ("Second Act")	Consumer Ventures	Smart Watch (W1 & Freedom) Baby Monitor (Stork) Hearing Aids Home Health Hubs	$0	($71M)
Adjacent Market Efforts ("Second Act")	Litigation	Non-GAAP Guidance includes (~$15M) Actual spending is ~$100M on Apple IP litigation and $40M+ on litigation over bylaws with Politan	$0	($15M)
Adjacent Market Efforts ("Second Act")	Sound United	Home Audio & Headphones	$981M	$118M ($1B acquisition)
	Masimo Total		$2,438M	$535M

1. Revenue allocations based on percentages disclosed at '22 Analyst Day. EBITDA allocations based on the following. (i) Sound United at historic EBITDA margin of 12%. (ii) Consumer Ventures includes 2% of Sound United revenue that management has disclosed will be spent on additional marketing as well as 3.5% of revenues for R&D (as disclosed by IR to various shareholders). (iii) Litigation includes trade secret litigation expenses that are included in Non-GAAP guidance, approximately $5M per quarter in 1H23 and less 2H23 (as disclosed by IR to various shareholders). (iv) SET & Rainbow 40+% EBITDA margin based on (i) & (ii) and corroborated by three different former senior company executives who stated higher than 40% operating margin was correct. Further confirmed by triangulating historical company targets for gross margin (70%) and operating margin (30%) and benchmarking for peers (gross margins, R&D, SG&A) for scaled, mature businesses such as SET/Rainbow versus sub-scale, earlier stage businesses (Advanced Parameters).

18

Adjacent Market Efforts Have Missed Every Target, Resulting in Missed Company Profitability Targets Missed 2012 Non - SET Revenue Target for 2017 Missed 2017 Non - SET Revenue Target for 2022 Missed Company 5 Year Margin Target for 2022 Missed Company 5 Year Average Free Cash Flow Target 19 Company filings, presentations and transcripts . Section 2 : Undisciplined Capital Allocation & Unfocused Strategy 20% 22% 24% 26% 28% 30% 32% Target '22 Estimate % Operating Margin ( - 600 bps) $100 $150 $200 $250 $300 $350 Target Actual $M ( 55% ) $150 $200 $250 $300 $350 $400 $450 $500 $550 Target Actual $M ( 54% ) $60 $80 $100 $120 $140 $160 Target Actual $M ( 52% )

Unsuccessful Investments in Adjacent Markets Degrade ROIC and Cause R&D to Outgrow Revenue ROIC Has Consistently Declined… …As Sales Growth Has Not Kept Pace With R&D 20 Company filings, Bloomberg . 1. Historical EBIT excludes royalty payments . 2022 EBIT and invested capital pro forma for full year of Sound United . Decline is ~ 15 % excluding Sound United . Section 2 : Undisciplined Capital Allocation & Unfocused Strategy 14% 15% 16% 17% 18% 19% 20% 21% 22% 2012 2017 2022 EBIT / Average Invested Capital (%) (1) ( 30% ) 12% 14% 16% 18% 20% 22% Sales R&D 2017 - 2021 CAGR (%) 1 . 6 x

Substantial Shortfalls in Adjacent Markets Offset Strength of Core (SET) Revenues 2017 Analyst Day Segment Targets (1) Missed targets in adjacent markets negated outperformance in Masimo’s core (SET) (2) ($ M) 2022 Target 2022 Actual Beat / Miss Core (SET) $800 $1,059 +$259 ROOT $350 $121 ($229) Rainbow $200 $134 ($66) M&A – $27 +$27 21 Company filings, presentations and transcripts . 1. 2017 Analyst Day presentation page 10 . 2. 2022 Targets from chart on left . 2022 Actuals based on 2022 Analyst Day presentation page 22 and page 50 , Politan analysis . Section 2 : Undisciplined Capital Allocation & Unfocused Strategy SET ROOT Rainbow

Disclosed Previously, Now Refuse To • SET sales • Rainbow sales • Healthcare operating margin • Consumer operating margin • ROOT sales consolidated • Hospital Automation sales • Advanced Parameter sales • Sales for new consumer health products • Consumer health operating margins To Avoid Accountability, Masimo Removes Disclosure... Section 2 : Undisciplined Capital Allocation & Unfocused Strategy No Ability to Track Performance; No Ability to Hold Accountable I think there needs to be more financial accountability that’s visible and quarterly updates to the street about what’s working, what’s not , is it dragging on profit, is the base business subsidizing this.” (1) Sep 22 “ Cannot track core business Cannot track margin progress or distinguish segment performance Cannot track sales progress on advanced parameter efforts Cannot track sales progress on consumer efforts Refuse to Disclose • Installed oximeter base • Sensor growth rate 22 1. Wolfe research webcast on September 16 th , 2022 .

…And Misleadingly Restates Prior Targets… In 2017, Set Targets of 30% and 70% At 2022 Investor Day Claimed Targets Were 22.6% and 65.2% (1) 23 Company filings, presentations and transcripts . 1. 2022 Analyst day presentation page 44 . Section 2 : Undisciplined Capital Allocation & Unfocused Strategy 22.6% 65.2% We're also expecting to reach 30% operating margin over the next few years…[and] 70% of product gross margin.” Analyst Day, May 17 “

…Despite Having Missed Them by 54% and 72% 24 Section 2 : Undisciplined Capital Allocation & Unfocused Strategy Company filings, presentations and transcripts . Targets of 30% and 70% Reality: Missed Targets by 54% and 72% Operating Margin Gross Margin Starting Margin 18.6% 64.2% Target Margin 30.0% 70.0% Target Expansion 1140bps 580bps Actual Margin 23.8% 65.8% Actual Expansion 520bps 160bps Expansion Beat / Miss - 54% - 72% We're also expecting to reach 30% operating margin over the next few years…[and] 70% of product gross margin.” Analyst Day, May 17 “

Section 2: Undisciplined Capital Allocation & Unfocused Strategy

Meanwhile, Masimo Continues Concerning Pace of New Product Launches…

ADVANCE MASIMO

Creeping Mission Statement:	2009–2011	2012–2017	2017–2020	2021	2022
	[D]evelop noninvasive blood constituent patient monitoring solutions…	[D]evelop noninvasive monitoring solutions…	[D]evelop technologies that improve patient outcomes…	[D]evelop technologies that improve patient outcome…outside of the hospital arena.	We are an organization engineered to improve life.

Ever Expanding Product Portfolio:

- SET Pulse Oximetry
- NomoLine
- Rainbow Pulse Co-Oximetry
- Hemodynamic Monitoring
- SedLine Brain Function
- O3 Regional Oximetry
- Centroid
- Hospital Automation
- Mighty Sat
- softFlow High Flow Therapy
- Partial Pressure Oxygen
- Pneumonia Screening
- Halo ION
- Replica
- Uniview
- Malaria Monitoring
- Masimo Sleep
- Telemonitoring
- Patient Safety Net
- Radius T
- Audio Speakers
- Turntables
- B1 Band
- Bridge
- Telehealth
- Sound Amplifiers
- Headphones
- AV Receivers
- Freedom Watch
- Home Health Hubs
- Adaptive Acoustic Monitoring
- W1 Watch
- Stork Baby Monitor
- Hearing Aids

Focus on Number of Launches:

> "We have been introducing about a dozen… new products per year and three to four of them each year for brand new markets."
>
> Mr. Kiani, Aug 17
>
> MASIMO

> "As it is our 30th anniversary, we plan to do many things to celebrate. One of those things is our intention to launch a new product every month."
>
> Mr. Kiani, May 19
>
> MASIMO

Company filings and transcripts.

25

… Justifies Launches, but Avoids Accountability, by Pointing to Ever Larger Addressable Markets… Masimo refuses to disclose revenue or performance metrics for new products and instead points to ever larger TAMs… …Irrelevance of these TAMs demonstrated by how they dwarf Masimo’s total company revenues 26 Company filings, presentations and transcripts . Section 2 : Undisciplined Capital Allocation & Unfocused Strategy $0 $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 2012 2017 2019 2022 Stated Non - SET TAM ($M) 84x increase 0.5% 1.0% 1.5% 2.0% 2012 2017 2019 2022 Non - SET Revenue / Stated Non - SET TAM (%) 64% decline in implied market share demonstrates stated TAM is not a relevant metric

Section 2: Undisciplined Capital Allocation & Unfocused Strategy

…And Promising Success Is Just Around the Corner

ADVANCE MASIMO

"We're very excited about continuous noninvasive PO2 measurement…We think that that's going to be…a big opportunity for us….we're still probably about two years out from commercializing those products."

Micah Young, CFO, Sep 19

"And they're probably technologies that from a revenue standpoint won't have a material impact on 2018. You're probably looking more like 2019, 2020, 2021."

Micah Young, CFO, Nov 17

"I believe those $2 billion opportunities, they will start seeing their way into the market in three to four years."

Mr. Kiani, May 17

"So we think [Stork] is a very essential product that kind of fulfills the whole plans for Masimo SET pulse oximetry, so I don't know, maybe it should reach $100M, $200M of revenue over the next few years."

Mr. Kiani, Feb 23

"…by 2025… Root, from just beginning to hopefully maybe even $600 million, $700 million of revenue."

Mr. Kiani, May 17

Results are always just a few years away…

Masimo

"Product B is about a $200 million potential; product C, $500 million; D, $1 billion plus; and E, $1 billion plus as well. And we hope in the next few years… to have rolled out all of these."

Mr. Kiani, May 17

"So, we're really expecting after 15 years…2023 and beyond will be…the 5 years to 10 years for rainbow to take off and others to follow it."

Mr. Kiani, Nov 22

"…the Nomoline business is going to grow by at least 4x between here and 2022. So this is going to be a major source of growth."

Rick Fishel, Pres. Worldwide OEM, May 17

"…we would begin to accelerate beyond that 10% year-over-year growth rate. Hopefully in the not too distant future, moving towards 15% and then eventually 20% if you're looking at a window over the next five years. Those kinds of annual growth rates we think are very, very doable."

Mark de Raad, CFO, Sep 17

"Numerically, we think LiDCO can contribute roughly 1% of revenues this year and that number really can grow to be much more substantial as we look two to four years out."

Eli Kammerman, IR, Feb 21

Company transcripts.

27

Risk Increases as Masimo Plunges Into Ever More Competitive Markets Away From Core Competencies 1. Wolfe research webcast on September 16 th , 2022 . 2. Competitive Advantage : proven new market entry playbook, relevant existing products, existing customer overlap, common distribution channels, and economies of scale / ability to share existing cost structure . Section 2 : Undisciplined Capital Allocation & Unfocused Strategy Competitive Advantage (2) Non - invasive Blood Monitoring in Hospital Other Forms of Non - invasive Monitoring in Hospital Other Forms of Non - invasive Monitoring Outside Hospital Hospital Automation Consumer Health Consumer Audio Low High Low High Competitive Intensity 28 There has been an ever - expanding list of adjacent investments. [I]t’s not clear that any of those are putting revenue points on the board, let alone profit points .” (1) Sep 22 “

Risk of Undisciplined Capital Allocation & Unfocused Strategy Causes Valuation to Collapse Concerns Around Undisciplined Capital Allocation & Unfocused Strategy… Board is not holding management accountable. Undisciplined capital allocation and unfocused strategy are accelerating . Once there’s a precedent, people believe that… the thing may repeat… There were investors who expressed serious concern over the capital allocation decision and wondered how it could be justified.” Eli Kammerman, Masimo IR, Deposition, Jan 23 29 Section 2 : Undisciplined Capital Allocation & Unfocused Strategy (500%) (400%) (300%) (200%) (100%) 0% 100% 200% Market Cap / Acquisition Price Second worst company was 1.6x Masimo declined by 5x purchase price Stock collapse (5x purchase price) is a 19x standard deviation move and unprecedented. “ …Revealed in Unprecedented Collapse in Valuation (1) Bloomberg . 1. All acquisitions since 2012 ( 10 years prior to Sound United deal) by US public companies with market cap greater than $ 1 B as per Bloomberg . Excludes SPACs .

Resulting in Substantial Negative Value Implied for Consumer Efforts Today 30 Section 2 : Undisciplined Capital Allocation & Unfocused Strategy TEV today= $ 162 . 87 /share x 55 M diluted shares + $ 723 M of net debt . As of May 22 nd , 2023 . Value of Masimo Healthcare= 22 . 5 x $ 631 M of FY 25 EBITDA : • FY 25 multiple of 22 . 5 x is average FY 25 multiple of peers (BSX, EW, IDXX, ISRG, RMD, SYK) . • FY 25 EBITDA of $ 631 M based on $ 503 M of EBITDA today ( $ 540 M for SET & Rainbow and ( $ 37 M) for Advanced Parameters) grown at 12 % CAGR . – 12 % CAGR is based on December ‘ 22 Investor Day guidance detailed on pages 49 & 50 of company presentation . Per page 50 , 9 % is midpoint of revenue growth expectation for Masimo Healthcare (less new consumer health products) . Per page 49 , Masimo expects EBITDA growth 300 bps above revenue growth . While we would expect greater incremental margins in Healthcare business than in Sound United, we have applied company - wide expectation . Masimo’s TEV at $ 162 . 87 /share today values Masimo Healthcare at 13 . 7 x FY 25 EBITDA which is 28 % below SYK and 20 % below BSX (both much lower growth and quality businesses) . Analysis assumes $ 1 , 025 M for Sound United and no value for Apple Litigation or Consumer Efforts . Masimo TEV Today $9.7 B Taking Masimo’s TEV today… Minus: Value of Masimo Healthcare $14.2 B …valued at 22.5x 2025 EBITDA (inline with peers, despite historic premium to peers) Minus: Value of Apple Litigation - ? - …conservatively giving no value to Apple litigation despite Politan’s expectation of Masimo prevailing and Masimo spending $100+M Minus: Value of Sound United $1.0 B …and valuing Sound United at its purchase price a year ago ($5.5 B) Shows Market’s Persistent Concerns Over Capital Allocation & Strategy

We Strongly Support Investing for Growth but Board Oversight Is Needed to Do It Successfully As Mr. Kiani acknowledged over a decade ago… 31 Company filings . Section 2 : Undisciplined Capital Allocation & Unfocused Strategy Masimo shareholders have invested heavily, but growth outside the core has not materialized 2012 2022 Change Annual Revenue Growth Rate 14.4% 8.2% (43%) Trailing 5 - year Revenue CAGR 18.4% 12.7% (31%) If we chose to, we could literally be a 40% operating income business.. We have chosen to… do something that nobody else could d o and we have chosen to take a future that we think is much brighter if we implement properly than go for the short - term gain. So I know there's a balance to that and we can't do that forever ... It's going to allow Masimo sometime in the future to start seeing amazing growth . And I can't predict when that will come. But if we weren't convinced it would come, we wouldn't be making this choice.” Mr. Kiani, Sep 12 “

32 Change Is Warranted Collapse in Valuation Revealed Crisis of Confidence 1 Undisciplined Capital Allocation & Unfocused Strategy 2 Broken Corporate Governance 3 History Repeats: Board Undermines Shareholders 4 Advance Masimo by Electing Shareholder Nominees 5

Better governance doesn’t drive better stock price .” Director Cohen, Deposition, Jan 23 Board Is Utterly Dismissive of Corporate Governance 33 Section 3 : Broken Corporate Governance Proxy Advisory Firms Are The Problem, Not Masimo’s Governance Corporate Governance Doesn’t Matter Board Should Get Out of CEO’s Way Lead Director Just Gets in the Way “ No, we don’t [have a good corporate governance reputation] because ISS and the way people want to put everyone on that mediocre slot. I mean, a lot of the things ISS says this or that about, I disagree with. I think — I think they are a problem. They’re part of a problem in our society. And when they began … what do they say? We’re going to go set this thing up, but the real money isn’t going to come from the Fidelitys of the world. It’s going to come from Masimos of the world that’ll pay us consulting fees to get the votes they need.” Mr. Kiani, Deposition, Jan 23 “ Meddling [in] every little thing in a company, isn’t a board’s job. Their job is to hire a great CEO.” Mr. Kiani, Deposition, Jan 23 “ Everyone should know who to follow, who to listen to. So while I am CEO of the Company ... I need to be Chairman. I don’t want to have a lead director because I think it gets in the way .… Some people may disagree with me. But if anyone does, they can fire me.” Mr. Kiani, Deposition, Jan 23 “

Section 3: Broken Corporate Governance

Board Is Utterly Dismissive of Shareholders

ADVANCE MASIMO

Board purposefully isolates itself from shareholders' perspectives:

- Masimo policy is that the Board "never meet[s] with shareholders."(1)
- Prior to Politan 13D, Mr. Cohen (newly appointed Lead Director) had never met with a shareholder despite ~5-year tenure.(2)
- Prior to Politan 13D, no current independent director (except Chair of Compensation Committee) met with shareholders.

Board continually voices a critical perspective of Masimo's largest shareholders:

Institutional Shareholders Are Short-Term

"[BlackRock's] long-term is three to four years, and its valued year to year. … I started trying to understand why are these people reacting like this? … So even a BlackRock that might be in a stock for 10, 20 years, it's a year-to-year evaluation, whether they're going to stay in it or not. That's my understanding — BlackRock, Fidelity, every investor. No one looks at it the way I do…"

Mr. Kiani, Deposition, Jan 23

MASIMO

Masimo's Largest Shareholder Is a Stock Manipulator

"BlackRock and Fidelity who owned the biggest chunks of our company. The investment funds that are being run by employees [institutional investors], they view things differently … I think they're just trying to make a point. I don't know what they're doing. Maybe BlackRock purposely sank our stock just to purchase it and make more money that way."

Mr. Kiani, Deposition, Jan 23

MASIMO

1. Mr. Kiani, Deposition, Jan 23.
2. Director Cohen testified that, prior to November 2022, he had never met with any stockholder in his capacity as a director, even though he joined the Board in 2018, Deposition Jan 23.

34

Section 3: Broken Corporate Governance

Board Has Continually Ignored Shareholder Votes, With Governance and Compensation Getting Worse

ADVANCE MASIMO

Shareholders Consistently Vote Against Compensation

Bottom 0.1% of Russell 3000 for "Say-on-Pay" vote results since votes first required in 2011.

- Failed 6 out of 12 times (including last year)
- Even in years passed, bottom 8th percentile
- Only 3 other US companies with this bad a record

Say-on-Pay Historical Average Percentile of Russell 3000


100%
50%
0%
Bottom 1%

Compensation Only Worsens

- Employment agreement progressively worsened with 2017 and 2022 amendments (special payment made permanent).
- Prior to Politan 13D, Mr. Kiani was pushing for even more, to "get large sums of stock…like the Elon Musk deal with Tesla".

Shareholders Consistently Vote Against Directors

Bottom 2nd percentile of Russell 3000 for votes against directors ("withholds") over the past decade.

- Last year directors were bottom 2nd and 5th percentile
- Only twice in past decade has an independent director been above bottom 33rd percentile

Director Votes Historical Average Percentile of Russell 3000


100%
50%
0%
Bottom 2%

Governance Only Worsens

- No independent Chairman or lead director appointed and Board contracted in size.
- Shareholder rights progressively transferred to Mr. Kiani in employment agreement.

Company filings and ISS Corporate Solutions voting data. Calculations exclude Mr. Kiani's stake, as provided by company's annual proxy statement. If Mr. Kiani's stake were included, votes against directors would instead be in the bottom 3rd percentile.

35

No Independent Leadership Staggered Board Only Five Directors • 97% of companies have independent board leadership • Masimo has never had independent board leadership • 73% of companies annually elect directors • Masimo has always had a staggered board • 99.7% of companies have more than 5 directors; 95% have more than 7 directors • Mr. Kiani pre - selected all current directors • Violated 2015 legal settlement requiring board expand to at least seven directors Board Has Perpetuated a Flawed Board Structure Unlike Any Other Company of Its Size 36 Section 3 : Broken Corporate Governance Bloomberg . A Governance Outlier The only public company over $5B of market cap with all three 0% 20% 40% 60% 80% 100% CEO is Chair, No LID Independent Leadership % of Russell 3000 0% 20% 40% 60% 80% 100% Staggered Annually Elected % of Russell 3000 0% 20% 40% 60% 80% 100% 5 or less 7 or less 7 or more % of Russell 3000

Independent Board Members Have Never Bought Stock… Ever, Not Even After Sound United Collapse Not a single independent director has ever bought stock in Masimo. Not even after approving the Sound United acquisition and the resulting share price collapse. 37 Company filings, Bloomberg . Section 3 : Broken Corporate Governance Shares Purchased Shares Sold (% of Lifetime Grants) Current Stock Ownership Cohen – 13% 0.004% Mikkelson – 45% 0.005% Reynolds – 47% 0.010% Shimer – 0% 0.005% Total – 44% 0.024% (<2 years of board fees) No One Ever Bought Stock Regularly Sell Stock Granted to Them

Section 3: Broken Corporate Governance

Board Has Allowed Runaway Compensation and Concerning Conflicts of Interest

ADVANCE MASIMO

Annual Compensation
~2x Peer Levels

Outsized Annual Compensation


$17
$13
$9
$M
1.8x
Proxy Peers
Masimo

Even More Outsized Scaled to Revenues


1.3%
1.0%
0.8%
0.5%
% of Rev
2.1x
Proxy Peers % of Rev
Masimo % of Rev

~$600M guaranteed Special Payment

- Mr. Kiani receives unprecedented 'change in control' (CIC) payment that is 38x peers.
- Current directors made special payment permanent in 2017 and 2022 amendments.
- Unprecedented contract terms guarantee Mr. Kiani receives the payment even without a CIC.

$17M per year Cercacor Payments

- Mr. Kiani is Chairman & CEO of Cercacor, majority owner and controls the entity.
- Masimo paid Cercacor $17M in royalties for 2022 and that is expected to grow this year.
- If Mr. Kiani ever ceases to be Masimo's CEO & Chairman, then Masimo must pay Cercacor an annual minimum royalty of $17M irrespective of any actual sales linked to licensed IP.

$30+M Charitable Foundation

- Masimo has given over $30M to the Masimo Foundation with Mr. Kiani, his wife, and his sister comprising the majority of the foundation's board for most of its history.
- Grants to Mr. Kiani's personal causes: 50% to Presidents Carter, Clinton, Obama, and Biden. As well as grants to Chapman University where Mr. Kiani is Trustee and on the President's Cabinet.

Related Party Payments & Personal Use of Company Assets

- Personal use of Masimo assets: investing Masimo cash in his friend's hedge fund, Cota Capital; $1+M of personal security; R&D facility built near his vacation home; ownership of corporate jet.
- History of related party payments to entities such as Like Minded Media Ventures ("a team of storytellers that create content" owned by Mr. Kiani).

Company and peer filings. Annual compensation calculated as trailing 3 year average. Special payment calculation as detailed on following page.

38

~$600M Payment Terms Act as Poison Pill, Size is Egregious; Yet Current Directors Made It Permanent • Size is outrageous: special payment is 38x peer median, 12x next highest peer, and 37x peer median as % of sales. • Terms are unprecedented: unlike any peer, payment is awarded even if there is no actual change in control. • Yet, in 2017 & 2021 amendments, current Board made the ~$600M special payment permanent. • Mr. Kiani’s grants and initial holdings (including shares he has sold) have added up to ~20% of Masimo. 39 Company and peer filings . Masimo change in control payment calculated as per proxy statement and includes : ( i ) 2 x annual base salary (ii) 2 x average bonus payment of last 3 years (iii) value of accelerating unvested options using Black Scholes with company’s disclosed assumptions (iv) 100 % of unvested PSUs at average of 100 % of target value and 200 % of target value (maximum) (v) special payment of 2 . 7 M shares (vi) special payment of $ 35 M (vii) other cash payments as per proxy statement (viii) continuation of benefits as per proxy statement . Calculations assume trailing 30 day stock price as of May 22 nd , 2023 . Results in $ 586 M to $ 614 M value transfer to Mr . Kiani depending on unvested PSU assumption . Section 3 : Broken Corporate Governance Change in Control Payment 0 100 200 300 400 500 MEDIAN $M Proxy Peers 38 x

Board Abdicated Its Fiduciary Duties by Granting Control to Mr. Kiani in Employment Agreement Highly unusual provisions collectively grant Mr. Kiani extraordinary control over the shareholder franchise and amount to the Board members’ abdication of their fiduciary duties. 40 Section 3 : Broken Corporate Governance ~$600M payment trigger ensures that… 1. Payment is permanent. Agreement must be renewed forever • If the agreement is not renewed each year, then Mr. Kiani receives ~$600M. • The original agreement had a phase out of the payment over 10 years. In 2017 on the eve of the phase out beginning, the current directors made the payment permanent. 2. No Independent Leadership without Mr. Kiani’s approval • Board cannot appoint a Lead Independent Director without triggering the ~$600M payment to Mr. Kiani. Appointment of Mr. Cohen as LID needed Mr. Kiani’s approval. 3. Shareholders can’t replace 1/3 rd of Board. Provision has strict single trigger • Changing a minority of the Board (even over three elections) triggers the payment. • This is a ‘dead hand’ provision as Board members can not vote to approve directors. • Mr. Kiani is unconditionally entitled to the payment irrespective of whether he stays or leaves following the change in board composition (strict single trigger). 4. Mr. Kiani must be both CEO & Chair • If Mr. Kiani is not both Chairman & CEO then Masimo must pay him ~$600M.

Compensation Agreement Is an Appalling Entrenchment Device, as Noted by Many… 41 Section 3 : Broken Corporate Governance CalSTRS has been a Masimo stockholder for more than a decade…The Masimo CEO’s employment agreement is not only counter to the best interests of the Company’s stockholders, but also sets a dangerous precedent. Ultimately, good governance drives greater value and that is why we are joining this lawsuit .” Aeisha Mastagni, CalSTRS, Mar 23 [Triggering the Special Payment is] “a very scary prospect for me in that it’s a lot of shares and a lot of dollars… I thought the employment agreement that existed alone was a sufficient poison pill and it was surprising to me that anyone would want two board seats… ” Director Mikkelson, Deposition, Jan 23 I have not found a single example of an agreement containing each of the extreme aspects that can be found in Mr. Kiani’s CIC agreement… the combined effect of these provisions coexisting in one agreement is stunning. Masimo’s CIC agreement is the most egregious and problematic that I have ever seen or believe exists in the United States.” James Reda, Compensation Expert Report, Jan 23 This is an astounding amount of consideration for a change in the composition of one - third of the board. Not a majority. One - third...For the appointment of a lead director to trigger these provisions is truly amazing .... [these provisions] preclude the board from exercising its statutory and fiduciary duties to manage the corporation in the best interests of the corporation and its stockholders, and thus amounts to abdication ...I'm not sure that for a lot of these provisions, and certainly for them together...there really is a parallel.” Delaware Vice Chancellor Nathan Cook, Court Transcript, Feb 23 Longtime Shareholder Compensation Expert Delaware Judge Even Masimo’s Own Director “ “ “ “

Section 3: Broken Corporate Governance

Board Views Doing What Shareholders Want as a Conflict of Interest

ADVANCE MASIMO

In 2015, Robert Coleman, Compensation Committee Chair, refused Mr. Kiani's compensation demands because he knew shareholders opposed them.

- Mr. Coleman explained to Mr. Kiani that shareholders would vote Mr. Coleman off the Board if he agreed.

Mr. Kiani retaliated by revealing personal information about Mr. Coleman to the Board—pressuring him off with no public disclosure of what had really occurred.

- Mr. Kiani viewed Mr. Coleman as conflicted because Mr. Coleman wanted to do what shareholders wanted and not what Mr. Kiani wanted (an egregious compensation agreement).

Item 8.01. Other Events.

As previously disclosed in the Proxy Statement, Dr. Robert Coleman's service on the Board of Directors of the Company (the "Board") ceased when his current term expired at the Meeting. Effective upon the termination of Dr. Coleman's service on the Board, the Company's authorized number of directors was reduced to five.

Masimo

"He [Mr. Coleman] just said he's afraid of doing what he thinks should be done with my agreement because he would lose his board seat … Bob had been the godfather of my son. I was his best man at his wedding. We had a really good relationship … [A]fter I told the full board what he told me one-on-one, after the board meeting, he said to me, 'I cannot be here anymore because of all the things you said I told you in our one-on-one conversation.' He was embarrassed about it."

Mr. Kiani, Deposition, Jan 23

Masimo

42

Section 3: Broken Corporate Governance

Each Step of the Way, the Board Has Willfully Chosen to Be Uninformed

ADVANCE MASIMO

Never read CEO's employment agreement…

Director Cohen testified that he had never read Mr. Kiani's employment agreement.

- Mr. Cohen has been a member of the Compensation Committee for 2 years and on the Board for nearly 5 years.
- Mr. Cohen agreed to 2022 employment agreement amendments which granted benefits to Mr. Kiani that resulted in Masimo failing Say-on-Pay last year.

"[Q] In any capacity on the board, you have not reviewed Mr. Kiani's employment agreement?

Cohen: Correct."

Director Cohen, Deposition, Jan 23

Masimo

Never learned about Cercacor relationship…

Each independent director was unable to answer basic information about Cercacor during depositions.

No director knew:

- How much of Cercacor Mr. Kiani owns.
- What royalties Masimo pays Cercacor.
- What royalties are due on Masimo's new consumer products or Apple litigation.

Never received independent counsel…

Even though special payment of ~$600M is a direct transfer from shareholders to Mr. Kiani, the Board has taken the extraordinary approach of not retaining independent counsel in the compensation litigation with CalSTRS and Politan.

Company counsel currently vigorously advocates for Mr. Kiani, while the Board receives no independent legal advice.

43

44 Change Is Warranted Collapse in Valuation Revealed Crisis of Confidence 1 Undisciplined Capital Allocation & Unfocused Strategy 2 Broken Corporate Governance 3 History Repeats: Board Undermines Shareholders 4 Advance Masimo by Electing Shareholder Nominees 5

Section 4: History Repeats: Board Undermines Shareholders

Widely Criticized Response to Politan Consistent With Board's History of Undermining Shareholders

ADVANCE MASIMO

	Board Response to Politan ...	...Consistent With Failed Governance History
Refused to meet Politan despite multiple requests	• For over nine months, Board has effectively refused to ever meet Politan despite our repeated requests. • Bad faith: evening before deposing Politan employees, Masimo invited Politan to meet one director, but never followed through once NDA put in place. • Nominee interviews: same bad faith games by the Board.	• Never meet with shareholders. • Always dismissive of governance. • Aggressive litigation tactics.
Enacted entrenchment device to block vote	• Bylaw amendments sought to block Politan from nominating, as directors believed they would lose a proxy contest. • Bylaws widely panned by governance community as preclusive and likely illegal.	• Consistently ignore shareholder votes. • Allow entrenchment devices in Mr. Kiani's employment contract, Cercacor agreement, and board structure.
Accused Politan of being "Trojan Horse" and pressured us to abandon efforts	• Claim Politan is funded by foreign governments to steal IP or by Apple to undermine consumer efforts and litigation. • Attempt to scare off Politan: harass our presumed investors (subpoenas, lobbying by famous politicians); seek to disclose our commercially sensitive information.	• Claim ISS is "a problem in society" and that two largest shareholders are short-term and a stock manipulator. • Pushed Coleman off the Board.
After losing in Court, agree to half measures that later undermine	• Following loss in court, Board abolished bylaw amendments, appointed Cohen lead director, and promised Board would expand to seven members and de-stagger over four years. • We asked Board to use search firm to locate new directors with no preexisting relationships. Board has refused.	• Promised similar improvements in 2015 settlement agreement; never complied. • Mr. Kiani preselected all current directors; never used search firm.

45

Section 4: History Repeats: Board Undermines Shareholders

Why Did Things Escalate So Rapidly With Politan?

ADVANCE MASIMO

September 2:

Masimo management met with Politan for ~one hour.

Immediately following meeting, Board determines a proxy contest is inevitable and they would lose.

6 days later…

September 8:

Board adopts bylaws six months before nomination window opens without meeting Politan.

Resulting in spending $40M+[1] litigating bylaws (number likely to double with proxy contest and employment litigation)

Why?

Because Really Believed Politan Funded by IP Criminals?

"[T]he bylaws protect against a "Trojan Horse"… the fact that Politan has "sovereign entities" as investors is particularly concerning, given that there are a number of sovereign entities that do not respect—and have attempted to steal—intellectual property belonging to U.S. companies."

Masimo Suit Against Politan, Oct 22

"What the board was worried about is that if Politan was working at the behest of Apple or Foxconn."

Mr. Kiani, Deposition, Jan 23

or

Because Mr. Kiani able to threaten ~$600M payment?

Board cannot accept new directors if threat of a proxy contest exists without triggering ~$600M payment.

"…director whose initial assumption of office is in connection with an actual or threatened election contest."

(Special Payment trigger on Board additions)
Mr. Kiani's Employment Agreement

"One of the biggest pieces …in favor of adopting those bylaws, despite me believing that they were difficult to comply with…[triggering the Special Payment is] a very scary prospect for me in that it's a lot of shares and a lot of dollars… I thought the employment agreement that existed alone was a sufficient poison pill and it was surprising to me that anyone would want two board seats…"

Director Mikkelson, Deposition, Jan 23

1. Company spent $32M in 4Q22 and 1Q23 on Litigation expenses as per Non-GAAP adjustments, of which 90% are related to litigation with Politan (as disclosed by IR to various shareholders). In addition, under Delaware law, Company is also required to pay for over $15M of litigation expenses Politan has spent to date given Politan prevailing / Masimo removing bylaws and granting limited waivers.

46

Just as Board Undermined Past Commitments to Expand to Seven Directors… Masimo failed to comply with prior commitments to expand the Board: • In 2012 a shareholder sued Masimo for violating its own Executive Officer Compensation Policy by granting Mr. Kiani 3x the permitted number of options for four consecutive years from 2008 to 2011. • Shareholder successfully sued the Board. The Board entered a governance settlement agreement mandated by the Court that required expansion to seven members. • Masimo’s Board undermined the commitment by taking over three years to select directors and reducing the Board’s size a month after the agreement expired. • Masimo had seven directors for only two years... • Today, Masimo once again has committed to expand the Board to seven directors… 47 Section 4 : History Repeats : Board Undermines Shareholders The Board will vote to increase the size of the Board to at least 7 directors, subject to the Board finding an appropriate and suitable independent candidate to nominate for a directorship on the Board.” Stipulation of Governance Settlement and Agreement (Mandated by Court in May 15 ) In response to specific and broad - based shareholder feedback, the Board has also decided to expand its size from five to seven directors.” Press Release, Mar 23 “ “ …Masimo undermined the commitment • Masimo took three years to find directors. • Expanded Board to seven for less than two years. • One month after agreement expired (5 - year term), the Board contracted again. Despite shareholder agreement to expand… Today, another commitment to expand Board…

Board Is Already Undermining Recently Announced Half Measures On the eve of the nomination window opening, Board announced three governance changes — each rendered ineffective by the Board’s implementation and Mr. Kiani’s employment agreement. 48 Section 4 : History Repeats : Board Undermines Shareholders Announcement Why It Is Ineffective: 1. Michael Cohen New Lead Independent Director • Mr. Cohen is clearly the wrong choice. • He has stated in deposition: “Better governance doesn’t drive better stock price.” • He testified that he had never even read Mr. Kiani’s employment agreement: despite being on the compensation committee for 2 years, Board for ~5 years, and approving changes to the agreement. • Mr. Cohen had never met with a single shareholder until Politan’s 13D and has never bought stock . • Board needed Mr. Kiani’s permission to appoint a LID given controls in the employment agreement. 2. Board to Destagger • Board remains effectively staggered due to a provision in employment agreement that Mr. Kiani refuses to waive. Replacing 1/3 of the Board (even over three cycles) triggers ~$600M payment. • Board plans to take four years to destagger. • Mr. Kiani has not committed to vote in favor of destaggering. 3. Board to Expand to Seven • Board never complied with past expansion commitment . In 2015, they had a court mandated governance settlement agreement to expand Board to seven that they violated. This is second time. • Expansion appears motivated by desire to dilute impact of 2023 annual meeting. Politan asked Board to put new directors up to a vote at the 2023 AGM or to confirm they will not select candidates with preexisting relationships to current Board members. Board refused .

49 Shareholder Nominees Can Deliver Change Collapse in Valuation Revealed Crisis of Confidence 1 Undisciplined Capital Allocation & Unfocused Strategy 2 Broken Corporate Governance 3 History Repeats: Board Undermines Shareholders 4 Advance Masimo by Electing Shareholder Nominees 5

Quentin Koffey Founder, Managing Partner, and CIO of Politan Capital Michelle Brennan Former J&J Global Value Creation Leader and Group Chair of J&J’s Medical Device Business in EMEA • Brings a much - needed shareholder perspective as the CIO of Politan, Masimo’s 4th largest owner. • Known for working closely with management teams and boards of directors to unlock long - term value for the benefit of all shareholders. • Strong track record of value - creating capital allocation. • Has significant strategic and corporate governance expertise through his work with leading companies across a broad range of industries including Lowe’s, Centene, CoreLogic, Louisiana - Pacific, Bunge, EQT, Marathon, and Hess. • Has broad operational experience across medical devices as well as consumer pharmaceuticals with responsibility for a $5BN+ medical device business operating across multiple geographies. • Successful track record of new product innovation through optimizing R&D, strategy implementation, and scaling multiple businesses from inception to several billion dollars in revenue. • Public board experience: Cardinal Health, Coupa Software. Committee experience having served on all three major committees (Nominating & Governance, Compensation, and Audit). Shareholder Nominees Can Refresh Governance and Focus Capital Allocation on Profitable Growth Section 5 : Advance Masimo by Electing Shareholder Nominees 50

Section 5: Advance Masimo by Electing Shareholder Nominees

Shareholder Nominees Are the Superior Alternative: Quentin Koffey

ADVANCE MASIMO





	Shareholder Nominee: Quentin Koffey	Incumbent: H. Michael Cohen
Experience	• 15+ year track record as engaged shareholder including a substantial focus in healthcare. • Significant relevant experience across capital allocation, corporate strategy, corporate governance, executive compensation, and capital markets.	• Healthcare investment banking at Deutsche Bank and SG Cowen. Advisor to Masimo for IPO.
Independence & Alignment With Shareholders	• Fully independent. • Politan is Masimo's 4th largest shareholder with a 9% ownership stake in the Company.	• Preselected by Mr. Kiani, whom Mr. Cohen has known for over 15 years. • Never read Mr. Kiani's employment agreement despite approving amendments granting benefits. • Never bought stock; has only sold.
Governance Focus	• Established track record of driving improved corporate governance at leading US public companies including Centene, Lowe's, Louisiana-Pacific, Bunge, and Marathon Petroleum.	• "Better governance doesn't drive better stock price" • Never met with shareholder prior to Politan 13D. • Voted for bylaws to prevent shareholder nominations.

51

Section 5: Advance Masimo by Electing Shareholder Nominees

Shareholder Nominees Are the Superior Alternative: Michelle Brennan

ADVANCE MASIMO





	Shareholder Nominee: Michelle Brennan	Incumbent: Julie Shimer
Experience	• Johnson & Johnson ($450B public company): Former Global Value Creation Leader; Former **Group Chair of J&J's EMEA Medical Devices** ($5+B in revenue). • Currently on board of Cardinal Health ($20B market cap), formerly on board of Coupa (sold for $8B). • 30+ years of healthcare experience at J&J: significant relevant experience across medical device operations, strategy implementation, new product innovation, and business transformation.	• Welch Allyn (private medical device company with $700M in revenue): Former CEO for five years. Retired in 2012. • Has never served on a board of a public company with greater than $3.5B of market capitalization. • Prior executive experience in communications as CEO of Vocera, networking equipment at 3Com, and overseeing Motorola's paging business.
Independence & Alignment With Shareholders	• Fully independent. • No preexisting relationship with Politan, who used nationally recognized search firm.	• Preselected by Mr. Kiani, whom Dr. Shimer has known for 20 years. • Never bought stock during four years on board.
Governance Focus	• Experienced serving on Nominating & Governance, Compensation, and Audit Committees.	• As Chair of Nom & Gov Committee, allowed Masimo's broken corporate governance culture to continue, including bylaws to stop shareholder nominations.

52

2023 Annual Meeting May Be the Last Chance for Shareholder Representation Politan has navigated unprecedented impediments to the fundamental shareholder right to nominate directors. If Shareholder Nominees are not both elected, no other shareholder is likely to ever try again. 53 Section 5 : Advance Masimo by Electing Shareholder Nominees Politan has borne enormous expense and risk to be able to nominate. Nothing stops the Board from doing this again… • We spent over $15M to remove the bylaws enacted by Masimo. While the Board removed the bylaws, they have refused to commit to not restore the bylaws after the 2023 AGM. • To deter us, Board hired private investigators to research Politan employees and family members, harassed Politan investors, and attempted to force Politan to disclose confidential information. • Given the lengths this Board will go, it is reasonable to think no other shareholder will undertake this effort again if the Shareholder Nominees are not both elected to the Board. Employment agreement waiver is for this year only… • Mr. Kiani’s likely illegal employment agreement gives him enormous control over the Board. • In order to delay the trial after losing a motion to dismiss, Mr. Kiani granted a limited waiver to his agreement: only for the 2023 AGM will the election of Shareholder Nominees not trigger Mr. Kiani’s ~$600M payment. • Mr. Kiani has refused to permanently waive the provision and it will return for the 2024 AGM. Newly constituted Board will pick additional directors and decide how to expand… • Politan used a nationally recognized search firm. Shareholder Nominees are committed to Board expansion by using proper Board process to find additional directors. • Current Board refused Politan’s request that new directors have no pre - existing relationship with Board and refused to use a nationally recognized search firm. • Current Board failed to comply with prior expansion commitment (2015 Court mandated governance settlement to expand Board to seven); same Board decides how and whether to comply with current (second) commitment to expand.

Advance Masimo by Electing Shareholder Nominees 54 Section 5 : Advance Masimo by Electing Shareholder Nominees Masimo’s severely discounted valuation and governance failures are extraordinary outliers among US public companies. Shareholder Nominees bring needed experience and independence to refresh governance, refocus strategy, and restore valuation. Politan has secured waivers to governance impediments for the 2023 AGM only. If shareholder nominees not both elected, no one likely to ever nominate again. Vote the BLUE Card FOR Both Highly Qualified Shareholder Nominees.

Appendix 55

56 Appendix Timeline of Engagement 1 Correcting the Record 2

Appendix: Timeline of Engagement

Politan Tries to Meet the Board
Masimo Refuses and Adopts Entrenching Bylaws

ADVANCE MASIMO

August 15 – September 9

August 15

Politan privately calls and emails CEO and IR asking for a meeting.

Politan

…. I left a message at your office…we own just under 9% of Masimo's shares… we are required to make certain regulatory filings… I hope we can connect soon and have included my cell phone number below.
– Email from Koffey to Kiani

August 16

Politan files 13D showing 8.8% investment.

Masimo puts off a meeting or phone call with CEO, offers phone call with IR & CFO.

Masimo

…we'd like to proceed with a meeting between you, Micah and me [Eli, Head of IR].
-Email from IR to Koffey

Politan 13D Filing

8.8% investment in Masimo

August 19

Politan follows up asking if a meeting in person is possible instead of a phone call three weeks later.

Masimo ultimately agrees to a meeting in September.

Politan

It is unfortunate and unusual to take three weeks to have an introductory phone call. I hope to persuade you that the best path here is to have open, constructive dialogue….
-Email from Koffey to Kiani

While I very much look forward to speaking with you and Micah, I think it would be most productive if I could first meet with Joe. I will make myself available anytime.
– Email from Koffey to IR

September 2

Masimo management meet Politan CIO and partners for one hour.

At the meeting Politan explains its focus on ROIC, desire for Board representation, and asks to meet with the Board.

Immediately following Politan meeting, Masimo Board convenes and determines proxy contest is inevitable.

September 6

Koffey emails Kiani thanking him for the meeting on Friday and **reiterating request to meet with Board.**

Politan

Thank you for the meeting this past Friday… please let me know if the Board is willing to meet and, if so, when works. We look forward to meeting your fellow directors.
- Email from Koffey to Kiani

September 9

Masimo announces it has amended its bylaws to include substantial additional information requirements from nominating stockholders.

Masimo

FORM 8-k

Item 5.03 Amendments to Articles of Incorporation or Bylaws

..The Board approved and adopted amended and restated bylaws which became effective on September 9, 2022…Bylaws enhance the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors…

57

Politan Asks Masimo Privately to Reconsider Masimo Accuses Politan of Attempting IP Theft September – October 58 Appendix : Timeline of Engagement I am reaching out to ask you to please reconsider your response to us…. …A natural next step would be a meeting between us and Masimo's Board of Directors; given you only have four independent directors, we asked to meet with the full Board… The Board adopted egregious bylaw provisions that undermine the fundamental shareholder right to nominate and elect directors. We don't understand why the Board would do this...are asking you and your fellow Board members to please reverse these amendments. - Email from Koffey to Kiani Politan Capital Management Takes Legal Action in Response to Masimo’s Attempts to Eliminate Stockholder Rights. Masimo’s Recent Bylaw Amendments Following Politan’s Engagement Effectively Preclude Stockholders from Nominating Director Candidates and Are Without Precedent Politan Hopes for Constructive Engagement with Masimo Yet Now Needs to Defend Stockholder Rights in Court. Rejection of Draft Nomination Notice: We therefore continue to request full compliance with the Masimo Bylaws …Masimo expects Politan to adhere to the plain letter of the Bylaw… Koffey had shown himself to be untruthful and untrustworthy…the bylaws protect against a “Trojan Horse”… the fact that Politan has “sovereign entities” as investors is particularly concerning , given that there are a number of sovereign entities that do not respect — and have attempted to steal — intellectual property belonging to U.S. companies. September 16 Koffey emails Kiani asking him to reconsider their approach. Kiani never responds. October 9 Politan sends Masimo a 100 - page nomination notice asking if Masimo really requires additional information. October 19 Masimo counsel responds that Politan nomination notice has insufficient information and would be rejected. Masimo also refuses to disable the provision in the employment agreement and Board never retains independent counsel to evaluate. October 21 Politan files suit to remove the bylaws and the provision of the employment agreement triggered by electing two directors on to the Board. November 9 Masimo counterclaims against Politan claiming Politan is a Trojan Horse funded by either Apple or Chinese entities in order to steal Masimo’s IP.

Appendix: Timeline of Engagement

Masimo Attempts to Harass and Pressure Politan

ADVANCE MASIMO

October – January

October 18

Masimo has globally recognized former politician contact a presumed Politan investor.

Presumed Politan investor had already been contacted multiple times by Masimo counsel and had asked to not be contacted.

November 23

Masimo delivers 250 page subpoena to a presumed Politan investor on the eve of Thanksgiving.

Masimo seeks through court discovery to force Politan to disclose all of its investors.

Politan

FORM PRRN14A

Also on November 23, 2022 (the day before Thanksgiving), just before 5:00 p.m., the Company served a subpoena on an investment firm, which the Company suspected of being a Politan limited partner (the "Suspected LP Subpoena"). The Suspected LP Subpoena demanded the production of documents and deposition testimony and, including exhibits and attachments, was approximately 250 pages long.

December 13

Court holds hearing on Masimo's discovery requests.

One week later issues bench ruling denying Masimo's requests and throwing out the subpoena.

Court Transcript

Under settled precedent, **Masimo's discovery demands seek information that is irrelevant** to the issues in this case. Accordingly, Masimo's motion to compel is denied.

December 29

Politan learns Masimo has hired a private investigator who is attempting to interview people who know Politan employees and family members.

Politan requests and receives through discovery the investigators' report on Politan employees and family members.

Report of Private Investigator

.. "reputation of engaging constructively with public companies," a "reputation as a 'behind the scenes' activist," and that the last time Mr. Koffey nominated directors "86 percent of shareholders voted to support" his nominees.

January 4

Night before Politan employees to be deposed, Masimo invites Politan to meet with a director.

8:22pm: I'm writing to invite you to engage with independent Masimo Board member Michael Cohen, CFO Micah Young, and General Counsel and Corporate Secretary Tom McClenahan...

-Email from IR to Koffey

9:00am the following day Masimo begins taking depositions of Politan employees.

January 22

Following conclusion of depositions of fact witnesses, Politan and Masimo agree to NDA under which discussions can occur.

No discussions occur with any independent Board member; no meeting with Board allowed.

59

Appendix: Timeline of Engagement

Masimo Scraps Bylaws to Buy Time to Defend Likely Illegal Employment Agreement

ADVANCE MASIMO

January – March

February 3

Masimo attempts to dismiss Politan litigation against employment agreement. Judge denies motion to dismiss and issues sternly worded opinion.

Court Transcript

This is an **astounding** amount of consideration for a change in the composition of one-third of the board. Not a majority. One-third...For the appointment of a lead director to trigger these provisions is **truly amazing**.... [these provisions] preclude the board from exercising its statutory and fiduciary duties to manage the corporation in the best interests of the corporation and its stockholders, and thus **amounts to abdication**...I'm not sure that for a lot of these provisions, and certainly for them together...there really is a parallel.

-Judge reading ruling into transcript

February 6

Conditioned upon delaying the trial until September, Masimo repeals bylaws and grants limited waiver of employment agreement only for 2023 AGM.

Masimo tells judge they will likely lose the employment agreement litigation and need to delay trial to build record for appeal.

Masimo

So those bylaw amendments are gone...now with the bylaws off the table, the trial is... very different looking... **the loser—I suspect it may be us**—will be in a position of taking that on an expedited appeal to the Supreme Court...We'd like the opportunity to properly prepare the case. We will, with Mr. Kiani's agreement, waive the change of control for 2023. We could have the trial sometime... in the fall.

-Masimo counsel to Judge

February 15

Koffey reaches out to Kiani asking if he will meet for dinner. Follows up to let Kiani know in advance that CalSTRS joining litigation.

Kiani agrees to meet.

Meeting is under NDA.

Politan

Joe,

I hope you are well. I am reaching out to see if you are available to meet for dinner...

I hope we can find a productive way forward.

Best regards,

Quentin

March 3

CalSTRS joins litigation against Masimo employment agreement.

Politan CALSTRS

CalSTRS Joins Politan Capital Management in Legal Action Against Masimo CEO's Employment Agreement.

Current Employment Agreement Undermines the Stockholder Franchise and Exerts 'Dead Hand Control' Over the Actions of All Future Boards.

Agreement Pays Approximately $600 million to CEO if the Board Merely Appoints a Lead Independent Director or if Stockholders Replace More Than One-Third of the Incumbent Board.

60

Appendix: Timeline of Engagement

Masimo Makes Promises of Change While Undermining Commitments

ADVANCE MASIMO

March – April

March 23

Masimo announces Board expanding to seven, appointment of Cohen as LID, and destaggering.

Kiani calls to tell Koffey that **under no condition will the Board even consider adding Koffey to the Board.**

March 27

Politan writes Masimo that Politan supports expanding the Board but asks Masimo to put the new directors up to a vote to ensure not diluting impact of 2023 AGM (diluting impact of annual meeting is illegal under Delaware law- Liquid Audio).

March 31

Masimo responds that it will put the Board expansion up to a vote at the 2023 AGM (in an effort to avoid violating Liquid Audio) but not the actual directors.

April 5

Politan asks Board to agree to not select directors with preexisting relationship to current Board, use a search firm to find directors, and to let the newly constituted Board select the directors (following the 2023 AGM).

Masimo refuses all points.

April 8 – May 1

Politan informs Masimo it intends to nominate directors and asks when is best day to do so in order to not interfere with Masimo's public relations strategy around the Apple trial.

Masimo asks Politan to nominate on May 1.

Politan nominates May 1.

May 16

Masimo informs Politan it intends to interview Shareholder Nominees.

Politan writes that welcome interviews and asks to do so under NDA so as to avoid it being subject of future litigation.

Masimo refuses.

Masimo

Masimo Announces Changes to Governance Structure and Practices.

H Michael Cohen Selected as Lead Independent Director.

Two Additional New Directors to Be Named to Board Following Consultation with Stockholders.

Significant Governance Changes Announced, Including Termination of Rights Agreement and Plan to Declassify Board.

Politan

[U]rges you to consider…(1) use a nationally recognized search firm, (2) not consider any candidates who have pre-existing relationships of any kind with the Company's board, management, or their respective advisors, (3) put any new director added as part of a board expansion to a stockholder vote at the next annual meeting of stockholders, and (4) wait until the conclusion of the 2023 annual meeting before selecting a search firm and identifying and interviewing candidates for the board expansion so that directors elected in 2023 can have the ability to participate in the selection process.

Politan

Politan Nominates Two Candidates for Masimo Board.

Nominees Michelle Brennan and Quentin Koffey Bring Relevant Industry Experience, a Focus on Profitable Growth and Shareholder Alignment to a Board in Need of Independent Oversight.

Masimo

As to Mr. Koffey, if he is unwilling to agree to an interview without confidentiality protection, then the Board will not interview him…
-Letter from Masimo Counsel to Politan Counsel

Politan

We want to reiterate that Politan would very much like for its nominees to meet with the Nominating, Compliance and Corporate Governance Committee, and we sincerely hope that your client will allow it to happen. **[Y]our client has already used a prior one-hour meeting with Mr. Koffey as an inappropriate basis to depose him for an entire day, to subpoena individuals your client suspected of being Politan limited partners, and to further seek extensive discovery into Politan (information requests that the Court later deemed "irrelevant" and halted** but still took substantial time and resources for my client to defend himself from). You can understand why **we wish to avoid a repeat of that experience** which is why we ask that meetings with Politan's nominees be subject to the non-disclosure agreement put in place by both parties.
-Letter from Politan Counsel to Masimo Counsel

61

62 Appendix Timeline of Engagement 1 Correcting the Record 2

MASI…Today's letter takes “cherry picking” to a new level …Team Masimo's plainly obvious attempt to cherry pick the data to make the case that its relative returns are unimpeachable. This effort is good for a laugh, and not much else. Case in point, MASI decided to end this benchmarking exercise at May 1…Also, we love the fact that Kiani is selling MASI's one - year performance from 5/2/22 through 5/1/23. Not only does this ignore the fact the stock has been punked this May, but that particular window opens after a three - month period in 2022 that saw MASI fall 46% .” May 26, 2023 Masimo Has Underperformed Peers It Cherry Picks Dates to Try to Claim Otherwise 63 Appendix : Correcting the Record Company May 26 th , 2023 letter to shareholders, Bloomberg . “ Ignores Sound United Decline $100 $120 $140 $160 $180 $200 $220 $240 2/1/22 3/1/22 4/1/22 5/1/22 Masimo calculates TSR starting from here Ignores $150 $160 $170 $180 $190 $200 4/1/23 4/15/23 4/29/23 5/13/23 Masimo calculates TSR ending here Ignores Decline After May 1, 2023 Ignores 1Q23 earnings Apple trial

Appendix: Correcting the Record

Masimo Underperforms in All Relevant Periods Against Any Peer Group It Selected

ADVANCE MASIMO

Masimo's False Claim:

Masimo has outperformed.

> "…Masimo has outperformed relevant comparisons for almost all time periods, both short-term and long-term."
>
> May 26, 2023
>
> Masimo

Reality:

Masimo has underperformed peers over any relevant timeframe.

Masimo As of May 22, 2023 Total Shareholder Return Performance vs.

	Sound United 1.3 Years	3 Years	5 Years
Masimo's Select Peers[1]	(14%)	(73%)	(17%)
Masimo's Proxy Peers[2]	(15%)	(42%)	(3%)
Masimo's Proxy Peers with Same Growth Profile[3]	(39%)	(89%)	(140%)
S&P 500 Index	(25%)	(83%)	(1%)
NASDAQ Composite	(20%)	(74%)	(14%)
Medical Devices Index[4]	(23%)	(65%)	(9%)

Company May 26th, 2023 letter to shareholders, Bloomberg. Data through May 22nd, 2023, date upon which definitive proxy statement was filed. Given ~40% decline in share price following Sound United acquisition (1.3 years ago), we show total stock return since the acquisition in place of 1 year so that measurement period is relevant.

1. Select Peers are those chosen by Masimo in their May 26th, 2023 letter to shareholders and includes: ALGN, EW, ISRG, RMD.
2. 2022 Proxy Peers include: ABMD, ALGN, COO, XRAY, DXCM, GMED, HAE, HOLX, PODD, ICUI, IART, LIVN, NUVA, RMD, TDOC, TNDM, TFX, WST.
3. Proxy Peers with Same Growth Profile are 2022 Proxy Peers that have a 3-year forward sales CAGR exceeding 10% and includes ABMD, DXCM, HOLX, PODD, RMD, WST.
4. Dow Jones US Medical Equipment Index (selected by Masimo in their proxy statement).

64

Politan Campaign Drove Nearly 7% Stock Outperformance, Masimo Investor Day <0.5% 65 Appendix : Correcting the Record Company May 26 th , 2023 letter to shareholders, Bloomberg . Calculations measure Masimo stock performance relative to Dow Jones US Medical Equipment Index (selected by Masimo in their proxy statement) . Politan 13 D stock reaction measured 1 day from August 15 th , 2022 closing price, as Politan filed 13 D during the morning of August 16 th , 2022 . Investor day stock reaction measured 2 days from December 12 th , 2022 closing price, as Investor day was held on morning December 13 th , 2022 and Masimo released additional financial information post market close on December 13 th , 2022 . Masimo’s False Claim: Politan’s campaign poorly received; Masimo’s investor day generated strong positive market reaction. Reality: Stock outperformed following Politan 13D. Stock performed inline with peers after 2022 Investor Day. Politan’s campaign was poorly received by the market... Since management unveiled the strategy at the Investor Day…outperformance has substantially closed the valuation gap…” May 26, 2023 “ 0% 1% 2% 3% 4% 5% 6% 7% Politan 13D Investor Day % Change Market Reaction to Politan Market Reaction to Investor Day Masimo misleadingly measures the impact of Politan’s 13D by not including the first day move (August 16 th , 2022). 19x greater

ROIC Has Unquestionably Declined 66 Appendix : Correcting the Record [T]he Company’s innovation - focused strategy and rigorous capital allocation process sustained ROIC at levels well above…Masimo’s prior performance…Properly adjusting for those royalties…yields a clear picture of Masimo’s highly disciplined capital allocation. May 26, 2023 “ Masimo’s False Claim: ROIC is flat when adjusted for royalties. Reality: We do adjust for royalties. We don’t give Masimo credit for 2017 Tax Reform. We don’t stop calculation in 2021. Masimo misstates its ROIC performance by stopping in 2021 instead of 2022 and by using after - tax numbers (thereby taking credit for 2017 tax reform). 10% 12% 14% 16% 18% 20% 22% 2012 2017 2021 2022 Return on Invested Capital Pretax ROIC Aftertax ROIC Return on Invested Capital excluding Royalties (1) Company May 26 th , 2023 letter to shareholders , company filings, Bloomberg . 1. Historical numbers exclude royalty payments . 2022 figures and invested capital are pro forma for full year of Sound United . (30%) (30%) 2021 tax rate is 38% lower than 2012 rate

Politan Is Seeking a Minority Slate, Not Control 67 Appendix : Correcting the Record We believe Mr. Koffey is seeking control of the Company .” May 26, 2023 “ Masimo’s False Claim: Politan is seeking control. Reality: Politan is seeking a minority slate. • Politan has nominated 2 individuals, a minority of the board. • Shareholder nominees are independent and have no preexisting relationship with each other or other Board members. Politan used a nationally recognized search firm to identify candidates. • Politan is seeking governance befitting a public company. • Incumbent Board has attempted to disenfranchise shareholders through bylaws and employment agreement that are likely illegal.

Appendix: Correcting the Record

Board Refused to Ever Meet Politan Uses Meetings as Litigation Tactic

ADVANCE MASIMO

Masimo's False Claim:

Masimo made effort to engage.

> "We gave Mr. Koffey multiple opportunities to work with us..."
>
> May 26, 2023
>
> Masimo

Reality:

Board has refused to ever meet with Politan despite our repeated requests.

Board Bad Faith Actions

- Following Politan's introductory meeting with Masimo management, the Board refused to meet and immediately enacted entrenching bylaws.
- The Board used our 1 hour meeting with management as a litigation tactic to:
  - Depose Politan employees for ~40 hours.
  - Subpoena individuals suspected of being Politan limited partners.
  - Seek extensive and inappropriate discovery into Politan (information requests the Court later deemed "irrelevant" and halted but took substantial time and resources for Politan to defend itself).
- The evening before deposing Politan employees, the Board invited Politan to meet one director but never followed through once an NDA was put in place.
- Called Mr. Koffey and told him under no scenario would he be added to the Board.
- Board sought to once again use a meeting as a litigation tactic by only agreeing to interview Mr. Koffey if not under NDA.

Company May 26th, 2023 letter to shareholders

68

Masimo Says They Are Responsive to Shareholders, but Actions Speak Louder Than Words 69 Appendix : Correcting the Record Since our IPO, the Board has embraced change in response to shareholder input and continues to do so.” May 26, 2023 “ Masimo’s False Claim: Masimo claims it is responsive to shareholders. Subject Failed Governance History Continued Failure Engagement with Shareholders Masimo policy is that the Board “ never meet[s] with shareholders .” (1) • Board refuses to meet with Politan, refuses to engage in good - faith • Adopts illegal bylaws Compensation Bottom 0.1% of Russell 3000 for “Say - on - Pay” vote results since votes first required in 2011. • Employment agreement progressively worsened with 2017 and 2022 amendments (special payment made permanent). • Prior to Politan 13D, Mr. Kiani was pushing for even more, to “get large sums of stock…like the Elon Musk deal with Tesla”. Corporate governance Bottom 2 nd percentile of Russell 3000 for votes against directors over the past decade. • Undermined 2015 commitment to expand the Board to seven members. • Shareholder rights progressively transferred to Mr. Kiani in employment agreement. 1. Mr . Kiani, Deposition, Jan 23 . Reality: Board utterly dismissive of shareholders and has repeatedly made bad corporate governance worse.

Masimo May Say: Reality: Examples: Proxy contest is only about Sound United. Proxy contest is about board oversight and capital allocation. Sound United is different, provides infrastructure to succeed in new markets. Consistent with history of announcing numerous product launches and pointing to large potential TAMs. Give us more time and you will see. Consistent with history of missing adjacent market targets but promising success is around the corner. Proxy Contest Is About Lack of Board Oversight and Concern Over Capital Allocation, Not Sound United We have no preset agenda, but change is needed to fix Masimo’s broken corporate governance that has resulted in a deeply discounted valuation and an inability to profitably innovate and grow. 70 Appendix : Correcting the Record [T]he Sound United acquisition increases our total market potential from $12 billion annually to over $180 billion .” Mr. Kiani, May 22 “ So you stuck with us for so many years, please stay with us longer.” Mr. Kiani, Dec 22 “

We Want to Improve Innovation, Not Stop It 71 Appendix : Correcting the Record Company filings, Bloomberg . [Politan’s CIO] thinks that all that we should be doing is pulse oximetry, and with it, he would get great operating margins and EPS. He’s right. He would, instantly.” Mr. Kiani, Deposition “ Issue Substantial investment in failed efforts (e.g., Nokia) overshadowed exceptional core. Substantial investment in failed efforts, (e.g., wholesale supply) overshadowed exceptional core. Solution Upgraded Board in 2014, including adding shareholder representation, increased oversight on capital allocation and refocused strategy. Upgraded Board in 2007, including adding shareholder representation, increased oversight on capital allocation and refocused strategy. Result Acceleration in long - term growth and tremendous success for all stakeholders. Outperformed S&P 500 by 168% over next 5 years. Acceleration in long - term growth and tremendous success for all stakeholders. Outperformed closest peer by 45% over next 5 years. Masimo’s False Claim: Masimo claims we want to stop innovation. Because we care about ROIC, Masimo equates that to wanting to do nothing outside of core. Reality: We want to bring discipline to capital allocation and focus to strategy. By trying to do everything, Masimo risks failing in adjacent markets where they ought to succeed. Many iconic, innovative US companies have benefited from focus brought on by a refreshed Board.

Masimo Says Prior Board Experience is Necessary, but Their Current Directors Did Not Have It 72 Appendix : Correcting the Record Company filings, Bloomberg . 40% 60% 2 of 5 current directors have never sat on the board of a public company other than Masimo. 3 of 5 current directors had never served on a public company board prior to their appointment to Masimo’s Board. 71% 80% 12 of Masimo’s 17 board members since its IPO had no public company board experience prior to their appointment. 4 of 5 current board members have never sat on the board of a public company with a market cap greater than $800M other than Masimo. Masimo’s False Claim: Masimo claims prior board experience is necessary to serve on Masimo’s Board. Reality: Prior to joining Masimo’s Board, current directors had little or no prior board experience. The Board discussed Mr. Koffey’s lack of board experience.” 2023 Proxy Statement “

Masimo Says Industry Experience Is Necessary, but Highly - Respected Company Directors Do Not Have It 73 Appendix : Correcting the Record 1 . Per Fortune Public filings . At Top 3 Most Respected Companies (1) At Closest Competitor Only 3 of a combined 28 independent directors (11%) have specific industry experience. Only 3 of 10 independent directors (30%) have specific industry experience. Masimo’s False Claim: Industry experience is necessary to serve on Masimo’s Board. Reality: A minority of directors at highly - respected public companies have direct industry experience. Mr. Koffey also failed to identify any relevant experience in the Company’s field or industry.” 2023 Proxy Statement “

www.advancemasimo.com 74 We greatly appreciate the support we have heard from shareholders. If you are a fellow Masimo shareholder, please contact us with any thoughts or questions. For Investors D.F. King & Co., Inc. Ed McCarthy emccarthy@dfking.com (212) 493 - 6952 For Media Longacre Square politan@longacresquare.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Politan’s (defined below) underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Politan that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein have been sourced from third parties. Politan does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Politan Capital Management LP (“Politan”) and the other Participants (as defined below) have filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2023 annual stockholders meeting (the “2023 Annual Meeting”) of Masimo Corporation, a Delaware corporation (“Masimo”).

The participants in the proxy solicitation are Politan, Politan Capital Management GP LLC, Politan Capital Partners GP LLC, Politan Capital NY LLC, Politan Intermediate Ltd., Politan Capital Partners Master Fund LP (“Politan Master Fund”), Politan Capital Partners LP (“Politan LP”), Politan Capital Offshore Partners LP (“Politan Offshore” and collectively with Politan Master Fund and Politan LP, the “Politan Funds”), Quentin Koffey, Matthew Hall, Aaron Kapito and Michelle Brennan (collectively, the “Participants”).

As of the date hereof, (i) Politan Master Fund directly owns 4,712,518 shares of common stock, par value $0.001 per share, of Masimo (the “Common Stock”), and (ii) Politan Capital NY LLC is the direct and record owner of 1,000 shares of Common Stock.

Politan, as the investment adviser to the Politan Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 4,713,518 shares of Common Stock (the “Politan Shares”) and, therefore, Politan may be deemed to be the beneficial owner of all of the Politan Shares. The Politan Shares collectively represent approximately 8.9% of the outstanding shares of Common Stock based on 52,779,770 shares of Common Stock outstanding as of April 1, 2023, as reported in Masimo’s Quarterly Report on Form 10-Q filed on May 10, 2023. As the general partner of Politan, Politan Capital Management GP LLC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Politan Capital Management GP LLC may be deemed to be the beneficial owner of all of the Politan Shares. As the general partner of the Politan Funds, Politan Capital Partners GP LLC may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Politan Capital Partners GP LLC may be deemed to be the beneficial owner of all of the Politan Shares. By virtue of Mr. Koffey’s position as the managing partner and chief investment officer of Politan and as the managing member of Politan Capital Management GP LLC and Politan Capital Partners GP LLC, Mr. Koffey may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Mr. Koffey may be deemed to be the beneficial owner of all of the Politan Shares. As of the date hereof, none of Mr. Hall, Mr. Kapito or Ms. Brennan own beneficially or of record any shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

POLITAN STRONGLY ADVISES ALL STOCKHOLDERS OF MASIMO TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY POLITAN WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, ARE ALSO AVAILABLE ON WWW.ADVANCEMASIMO.COM AND THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (866) 620-9554).